EX 99.28(h)(5)(xi)

Amendment to the Transfer Agency Agreement between
Jackson Variable Series Trust and Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust (formerly, Curian Variable Series Trust), a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement dated November 29, 2011, as amended (the “Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (the “Funds”) and the owners of record thereof.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to amend the name of the following Fund (the “Amended Fund Name”) and to remove the following Funds pursuant to the merger of these Funds (the “Acquired Funds”) into other Funds:

Amended Fund Name (effective September 28, 2015)

-	JNL/Franklin Templeton Frontier Markets Fund to
JNL/Mellon Capital Frontier Markets 100 Index Fund

Removal of Acquired Funds (effective September 28, 2015)

-	JNAM Guidance – Equity Income Fund
-	JNL/Franklin Templeton Natural Resources Fund

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and JNAM agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the parties have caused this Amendment to be executed and effective as of September 28, 2015. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest		Jackson Variable Series Trust

By:	/s/ Sara M. Emmerich	By:	/s/ Diana R. Gonzalez
	Sara M. Emmerich	Name:	Diana R. Gonzalez
		Title:	Assistant Vice President

Attest:
Jackson National Asset Management, LLC
By:	/s/ Sara M. Emmerich
Name:	Sara M. Emmerich	By:	/s/ Mark D. Nerud
		Name:	Mark D. Nerud
		Title:	President and CEO

Exhibit A
List of Funds as of September 28, 2015

JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Mellon Capital Frontier Markets 100 Index Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1